As filed with the Securities and Exchange Commission on May 5, 2006

Registration No. 333-129518

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	8322	86-0845127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fletcher Jay McCusker

Chairman of the Board and Chief Executive Officer

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elise M. Adams, Esq. Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5000 Facsimile: (212) 885-5001	John A. Good, Esq. Bass, Berry & Sims PLC 100 Peabody Place, Suite 900 Memphis, TN 38103 Telephone: (901) 543-5901 Facsimile: (888) 543-4644

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registration statement on Form S-3 of The Providence Service Corporation is being filed solely to deregister 805,000 shares of common stock originally registered by the Registration Statement on Form S-3 (Registration No. 333-129518) filed with the Securities and Exchange Commission on November 7, 2005.

DEREGISTRATION OF SECURITIES

On November 7, 2005, The Providence Service Corporation (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-129518) (as subsequently amended prior to the date hereof, the “Registration Statement”), which originally registered 2,875,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”).

In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-K, the Registrant files this post-effective amendment to remove from registration under the Registration Statement 805,000 shares of the Registrant’s Common Stock that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona on the 5th day of May, 2006.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Fletcher Jay McCusker
Fletcher Jay McCusker Chairman of the Board, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ FLETCHER JAY MCCUSKER Fletcher Jay McCusker	Chairman of the Board; Chief Executive Officer (Principal Executive Officer)	May 5, 2006

/S/ MICHAEL N. DEITCH Michael N. Deitch	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2006

* Steven I. Geringer	Director	May 5, 2006

* Hunter Hurst, III	Director	May 5, 2006

Kristi L. Meints	Director	May 5, 2006

* Warren S. Rustand	Director	May 5, 2006

* Richard Singleton	Director	May 5, 2006

*By:	/s/ Fletcher Jay McCusker
Fletcher Jay McCusker Attorney-in-Fact